Exhibit 23

CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 18, 2008 accompanying the consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Ladish Co., Inc. incorporated by reference on Form 10-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Ladish Co., Inc. on Form S-8 (File No. 333-53889, effective May 29, 1998).

/s/ GRANT THORNTON LLP

GRANT THORNTON LLP
Milwaukee, Wisconsin
February 18, 2008

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